                                                                      Exhibit 23


               CONSENT OF ERNST & YOUNG LLP, INDEPENDENT AUDITORS


We consent to the incorporation by reference in the Registration Statements (Form S-8 No. 33-83438 and Form S-8 No. 333-55723) pertaining to the 1994 Stock Incentive Plan of Maxwell Shoe Company Inc. of our report dated December 20, 1999, except for Note 11, as to which the date is January 5, 2000, with respect to the consolidated financial statements of Maxwell Shoe Company Inc. included in the Annual Report (Form 10-K) for the year ended October 31, 1999.

Our audits also included the financial statement schedule of Maxwell Shoe Company Inc. listed in Item 14(a)(2). This schedule is the responsibility of the Company's management. Our responsibility is to express an opinion based on our audits. In our opinion, the financial statement schedule referred to above, when considered in relation to the basic financial statements taken as a whole, presents fairly in all material respects the information set forth therein.



                                                    ERNST & YOUNG LLP


Boston, Massachusetts
January 21, 2000